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                                                                   EXHIBIT 10.55

                           RECEIVABLES SALE AGREEMENT

                            Dated as of July 29, 2004

                                  by and among

               EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME
                                 AS ORIGINATORS,

                               INGRAM FUNDING INC.

                                       and

                                INGRAM MICRO INC.

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                                TABLE OF CONTENTS

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
ARTICLE I  DEFINITIONS AND INTERPRETATION.....................................................................    1

     Section 1.01.  Definitions...............................................................................    1
     Section 1.02.  Rules of Construction.....................................................................    1

ARTICLE II  TRANSFERS OF RECEIVABLES..........................................................................    1

     Section 2.01.  Agreement to Transfer.....................................................................    1
     Section 2.02.  Grant of Security Interest................................................................    4
     Section 2.03.  Parent Agreement..........................................................................    4
     Section 2.04.  Originators Remain Liable.................................................................    4
     Section 2.05.  Rebates, Adjustments, Returns, Reductions and Modifications...............................    5
     Section 2.06.  Payments in Respect of Ineligible Receivables and Originator Indemnification Payments.....    5

ARTICLE III  CONDITIONS PRECEDENT.............................................................................    6

     Section 3.01.  Conditions Precedent to the Buyer's Purchase of Receivables and other Receivable
             Assets on the Effective Date.....................................................................    6
     Section 3.02.  Conditions Precedent to All Transfers.....................................................    7
     Section 3.03.  Conditions Precedent to Each Originator's Obligations on the Effective Date...............    8
     Section 3.04.  Conditions Precedent to All of Each Originator's Obligations..............................    8
     Section 3.05.  Condition Precedent to the Addition of an Originator......................................

ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS.........................................................   10

     Section 4.01.  Representations and Warranties of the Originators.........................................   10
     Section 4.02.  Representations and Warranties of the Originators Relating to the Receivables and
             other Receivable Assets..........................................................................   14
     Section 4.03.  Representations and Warranties of the Buyer...............................................   14

ARTICLE V  AFFIRMATIVE COVENANTS OF THE ORIGINATORS...........................................................   15

     Section 5.01.  Certificates; Other Information...........................................................   15
     Section 5.02.  Compliance with Law and Credit and Collection Policy......................................   16
     Section 5.03.  Preservation of Existence.................................................................   16
     Section 5.04.  Separate Corporate Existence..............................................................   16
     Section 5.05.  Inspection of Property; Books and Records; Discussions....................................   17
     Section 5.06.  Location of Records.......................................................................   17
     Section 5.07.  Computer Files............................................................................   17
     Section 5.08.  Obligations...............................................................................   17
     Section 5.09.  Collections...............................................................................   18
     Section 5.10.  Furnishing Copies, Etc....................................................................   18
     Section 5.11.  Responsibilities of the Originators.......................................................   18
     Section 5.12.  Assessments...............................................................................   18
     Section 5.13.  Further Action............................................................................   19
     Section 5.14.  Sale of Receivables and other Receivable Assets...........................................   19

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
ARTICLE VI  NEGATIVE COVENANTS................................................................................   19

     Section 6.01.  Limitations on Transfers of Receivables and other Receivable Assets.......................   20
     Section 6.02.  Extension or Amendment of Receivables.....................................................   20
     Section 6.03.  Change in Payment Instructions to Obligors................................................   20
     Section 6.04.  Change in Name............................................................................   20
     Section 6.05.  Credit and Collection Policy..............................................................   20
     Section 6.06.  Modification of Legend....................................................................   20
     Section 6.07.  Accounting for Purchases..................................................................   20
     Section 6.08.  Instruments...............................................................................   20
     Section 6.09.  Ineligible Receivables....................................................................   21
     Section 6.10.  Business of such Originator...............................................................   21
     Section 6.11.  Limitation on Fundamental Changes.........................................................   21

ARTICLE VII  PURCHASE TERMINATION EVENTS......................................................................   21

     Section 7.01.  Purchase Termination Events...............................................................   21
     Section 7.02.  Remedies..................................................................................   23

ARTICLE VIII  MISCELLANEOUS...................................................................................   24

     Section 8.01.  Payments..................................................................................   24
     Section 8.02.  Costs and Expenses........................................................................   24
     Section 8.03.  Successors and Assigns....................................................................   25
     Section 8.04.  No Waiver; Cumulative Remedies............................................................   26
     Section 8.05.  Amendments and Waivers....................................................................   26
     Section 8.06.  Severability..............................................................................   26
     Section 8.07.  Notices...................................................................................   26
     Section 8.08.  Counterparts..............................................................................   26
     Section 8.09.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..............................   26
     Section 8.10.  Addition of Originators...................................................................   28
     Section 8.11.  Termination of Originators................................................................   28
     Section 8.12.  No Bankruptcy Petition....................................................................   30
     Section 8.13.  Termination...............................................................................   30
     Section 8.14.  Complete Agreement; Modification of Agreement.............................................   30
     Section 8.15.  Section Titles............................................................................   30
     Section 8.16.  No Setoff.................................................................................   30
     Section 8.17.  Confidentiality...........................................................................   30
     Section 8.18.  Further Assurances........................................................................   31

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                               INDEX OF APPENDICES

Exhibit 2.01(a)            Form of Receivables Assignment
Exhibit 2.01(c)            Form of Subordinated Note
Exhibit 2.03               Form of Parent Agreement
Exhibit 3.05               Form of Additional Originator Supplement
Schedule  4.01(p)          Lockbox Accounts
Schedule  4.01(q)          Jurisdiction of Organization; Executive Offices; Collateral Locations;
Schedule 4.01(s)           Other Names
Schedule 8.07              Notice Addresses

Annex X                    Definitions
Annex Y                    Schedule of Documents

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

            THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement") is entered into as of July 29, 2004, by and among each of the persons signatory hereto from time to time as Originators (each an "Originator" and, collectively, the "Originators"), INGRAM MICRO INC., a Delaware corporation ("Ingram Micro"), and INGRAM FUNDING INC., a Delaware corporation company ("Buyer").

                                    RECITALS

            A.    The Buyer is a direct Subsidiary of Ingram Micro.

            B. Buyer intends to purchase Receivables originated by each Originator and other Receivable Assets related thereto and to finance such Receivables and other Receivable Assets under the Funding Agreement.

            C. Each Originator intends to sell, and Buyer intends to purchase, such Receivables and other Receivable Assets related thereto, from time to time, as described herein.

            D. In addition, Ingram Micro may, from time to time, contribute capital to Buyer in the form of Contributed Receivables and other Receivable Assets related thereto or cash.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

      Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                   ARTICLE II

                            TRANSFERS OF RECEIVABLES

      Section 2.01. Agreement to Transfer.

      (a) Receivables Transfers. Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) or, in the case of Ingram Micro, sell or contribute, to Buyer on the Effective Date and on each Business Day thereafter until the occurrence of the Termination Date (each such date

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(including the Effective Date), a "Transfer Date"), all Receivables and other
Receivable Assets related thereto owned by it as of the close of business on the immediately preceding Business Day, and Buyer agrees to purchase or acquire as a capital contribution all such Receivables and other Receivable Assets on the Effective Date and each such Transfer Date. All such Transfers by an Originator to Buyer shall collectively be evidenced by a single certificate of assignment between such Originator and Buyer substantially in the form of Exhibit 2.01(a) (each such certificate of assignment, a "Receivables Assignment"), and each Originator and Buyer shall execute and deliver such Receivables Assignment on or before the Effective Date (or, in the case of an Originator that becomes a party hereto after the Effective Date, on or before the relevant Originator Addition
Date).

      (b)   Determination of Sold Receivables. On and as of each Transfer Date,
(i) all Receivables and other Receivable Assets owned by each Originator (other than Ingram Micro) as of the close of business on the immediately preceding Business Day and not previously acquired by Buyer shall be identified for sale to Buyer, and (ii) to the extent Receivables and other Receivable Assets owned by Ingram Micro as of the close of business on the immediately preceding Business Day have not been contributed to Buyer in accordance with Section 2.01(d), such Receivables and other Receivable Assets shall be identified for sale to Buyer (each such Receivable identified for sale pursuant to clauses (i) and (ii) above, individually, a "Sold Receivable" and, collectively, the "Sold Receivables"). The Sold Receivables will be identified by reference to the General Trial Balance of each Originator.

      (c) Payment of Sale Price. In consideration for each Sale of Sold Receivables and other Receivable Assets hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds (except as set forth in the second succeeding sentence or as provided in subsection (d) below). All cash payments by Buyer under this Section 2.01(c) shall be effected by means of a wire transfer on the day when due to such account or accounts as the Originators may designate from time to time. To the extent that the Sale Price of Sold Receivables and other Receivable Assets exceeds the amount of cash then available to Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a "Subordinated Loan") to Buyer in an amount up to the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash; provided, that in no event shall the aggregate amount of all Subordinated Loans outstanding at any time from all Originators exceed twenty percent (20%) of the aggregate Outstanding Balance of Transferred Receivables at such time. The Subordinated Loans made by each Originator shall be evidenced by a subordinated promissory note substantially in the form of
Exhibit 2.01(c) hereto (each, a "Subordinated Note") executed by Buyer. The Subordinated Loans shall bear interest and be payable as provided in the applicable Subordinated Note.

      (d) Determination of Contributed Receivables. On each Transfer Date, Ingram Micro shall identify Receivables and other Receivable Assets related thereto then owned by Ingram Micro which have not been previously acquired by Buyer or identified for sale to Buyer pursuant to clause (b) above, and shall, prior to the delivery of an Election Notice, contribute such Receivables and other Receivable Assets related thereto as a capital contribution to the Buyer (each such contributed Receivable individually, a "Contributed Receivable," and collectively, the "Contributed Receivables"), to the extent Buyer cannot pay the Sale Price therefor first, in cash or second, through Subordinated Loans pursuant to the foregoing clauses (b) and (c).

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Notwithstanding the foregoing, Ingram Micro shall not be obligated to make additional contributions to Buyer at any time. If on any Transfer Date (i) Ingram Micro elects not to contribute Receivables and other Receivable Assets to Buyer, or (ii) any Originator (other than Ingram Micro) elects not to sell all of its then owned Receivables and other Receivable Assets to Buyer, Ingram Micro or such Originator, as applicable, shall deliver to Buyer not later than 5:00 p.m. (New York time) on such Transfer Date a notice of election thereof (each such notice, an "Election Notice").

      (e) Ownership of Transferred Receivables and other Receivable Assets. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and other Receivable Assets and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables and other Receivable Assets.

      (f) Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables and Contributed Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer's request, of copies of all applicable Contracts and Records.

      (g) Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section
11.02 of the Funding Agreement, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and other Receivable Assets and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables and other Receivable Assets, all in accordance with the terms of the Funding Agreement and the Credit and Collection Policy, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables and other Receivable Assets in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables and other Receivable Assets in accordance with the terms of the Funding Agreement.

      (h) Marking of Records. In connection with the sales and contributions contemplated hereby, each Originator agrees at its own expense, with respect to the Receivables and any other similar receivables originated by such Originator that it will, as agent of the Buyer, (i) on or prior to the Effective Date and thereafter, indicate or cause to be indicated on the computer files and other physical records (but not including individual invoices or individual collection files) relating to such Receivables (by means of a general legend that will automatically appear at or near the beginning of any screen, list or print-out of such Receivables) that, unless otherwise specifically identified on such screen, list or print-out as a receivable not so sold or contributed, all Receivables included in such screen, list or print-out have been sold or contributed to the Buyer in accordance with this Agreement and (ii) deliver or transmit or cause to be delivered or transmitted to the Buyer and the Lender a computer tape, diskette or data transmission containing a complete list of all Receivables transferred to the Buyer specifying for each such Receivable, as of a date no later than the Effective Date and as of such other dates as Buyer or Lender shall designate, which date, in the absence of the occurrence and continuance of a Termination Event,

                                       3
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shall not occur more often than annually (each such date, a "Subsequent Cut-Off
Date"), at least (A) the name of the Obligor and (B) the Outstanding Balance of the Receivables owing by such Obligor.

      Section 2.02. Grant of Security Interest. The parties hereto intend that each Transfer shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section
2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale or capital contribution, as applicable, that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator's right, title and interest in, to and under the Receivables and other Receivable Assets whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the repayment of a loan deemed to have been made by Buyer to the applicable Originator in the amount of the Sale Price with respect to such recharacterized Transfer).

      Section 2.03. Parent Agreement. Ingram Micro hereby undertakes and agrees, to and for the benefit of Buyer, to cause the due and punctual performance and observance by each Originator (other than Ingram Micro) of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to Buyer on the first Originator Addition Date, an agreement substantially in the form of Exhibit 2.03 (the "Parent Agreement"), to more fully evidence such undertaking.

      Section 2.04. Originators Remain Liable. It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and other Receivable Assets related thereto and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables and other Receivable Assets or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto. The exercise by Buyer of any of its rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Receivables and other Receivable Assets or Contracts. Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable and other Receivable Assets or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable and other Receivable Assets or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

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      Section 2.05. Rebates, Adjustments, Returns, Reductions and Modifications.
From time to time each Originator may make Dilution Adjustments to Receivables in accordance with this Section 2.05 and Section 6.02. Each Originator agrees to pay to the Buyer, on the Settlement Date immediately succeeding the date on which any Dilution Adjustment is granted or made, the amount of any such Dilution Adjustment (a "Dilution Adjustment Payment"). The amount of any
Dilution Adjustment shall be set forth on the first Borrowing Base Certificate prepared after the date on which such Dilution Adjustment was granted or made.

      Section 2.06. Payments in Respect of Ineligible Receivables and Originator Indemnification Payments. (a) Originator Adjustment Payments. If (i) any representation or warranty under Sections 4.02(a) or (b) is not true and correct as of the date specified therein with respect to any Receivable sold to the Buyer or any Receivable encompassed by the representation or warranty under
Section 4.02(c) hereof is determined not to be an Eligible Receivable as of its date of purchase, (ii) there is a breach of any covenant under Section 6.01 hereof with respect to any Receivable or (iii) the Buyer's interest in any Receivable is not a first priority perfected ownership or security interest at any time as a result of any action taken by, or the failure to take action by, the applicable Originator (each event referred to in clauses (i), (ii) and (iii) of this Section 2.06(a) shall be referred to herein as an "Ineligibility Event" and any Receivable as to which an Ineligibility Event applies shall be referred to herein as an "Ineligible Receivable"), then the Originator that originated such Receivable agrees to pay to the Buyer, upon the request of the Buyer or the Originator obtaining knowledge of such Ineligibility Event, an amount (the "Adjustment Amount") equal to the Outstanding Balance of such Receivable as of the date such Receivable was conveyed to the Buyer hereunder (whether the Buyer paid the related Sale Price in cash or otherwise) less Collections received by the Buyer in respect of the principal amount of such Receivable. Such payment shall be made on or prior to the 30th day after the day the Buyer requests such payment or the applicable Originator obtains knowledge that such payment is due (except that if such day is not a Business Day, then such payment shall be made on the Business Day immediately succeeding such day); provided that in the event that a Purchase Termination Event with respect to such Originator has occurred and is continuing, such Originator shall make such payment immediately upon the Buyer's request for such payment or such Originator obtaining knowledge that such payment is due. Any payment by any Originator pursuant to this Section 2.06(a) is referred to as an "Originator Adjustment Payment". If, on or prior to such 30th day (or the Business Day immediately succeeding such 30th day, as applicable), an Originator shall make an Originator Adjustment Payment in respect of any such Ineligible Receivable, then the Buyer shall have no further remedy against such Originator in respect of the Ineligibility Event with respect to such Receivable. Upon payment of an Originator Adjustment Payment, the Buyer shall automatically agree to pay to the applicable Originator all Collections received with respect to such Ineligible Receivable.

      (b)   Special Indemnification. In addition to its obligations under
Section 8.02 hereof, each Originator agrees to pay, indemnify and hold harmless the Buyer and its successors and assigns from any loss, liability, expense, damage or injury which may at any time be imposed on, incurred by or asserted against the Buyer in any way relating to or arising out of (i) any Eligible Receivable originated by such Originator becoming subject to any defense, dispute, offset or counterclaim of any kind (other than as expressly permitted by this Agreement or the Funding Agreement) or (ii) such Originator breaching any covenant applicable to it contained in Section 5.02, 5.08, 5.09, 5.10, 5.14, 6.01, 6.02, 6.03, 6.04, 6.05, 6.09 or 6.10 with respect to any

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Receivable originated by it (each of the foregoing events or circumstances being an "Originator Indemnification Event"), and such Receivable (or a portion thereof) ceasing to be an Eligible Receivable on the date on which such Originator Indemnification Event occurs. The amount of such indemnification shall be equal to the Outstanding Balance of such Receivable on the date it was conveyed to the Buyer hereunder (whether the Company paid the related Sale Price in cash or otherwise) less Collections received by the Buyer in respect of the principal amount of such Receivable. Such payment shall be made on or prior to the 30th Business Day after the day the Buyer requests such payment or the applicable Originator obtains knowledge that such payment is due unless such Originator Indemnification Event shall have been cured on or before such 30th Business Day; provided, however, that in the event that a Purchase Termination Event with respect to such Originator has occurred and is continuing, such Originator shall make such payment immediately. If, on or prior to such 30th Business Day, the applicable Originator shall make such payment, then the Buyer shall have no further remedy against such Originator in respect of such Originator Indemnification Event. Any payment by an Originator pursuant to this
Section 2.06(b) is referred to as an "Originator Indemnification Payment". Upon payment of an Originator Indemnification Payment, the Buyer shall automatically agree to pay to such Originator all Collections with respect to the Receivable in respect of which an Originator Indemnification Payment is made.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

      Section 3.01. Conditions Precedent to the Buyer's Purchase of Receivables and other Receivable Assets on the Effective Date. The obligation of the Buyer to purchase from each Originator the Receivables and other Receivable Assets on the Effective Date is subject to the conditions precedent, which may be waived by the Buyer, that (a) this Agreement and each Subordinated Note shall be in full force and effect and (b) the conditions set forth below shall have been satisfied on or before the Effective Date:

            (i) the Buyer shall have received copies of duly adopted resolutions of the Board of Directors or other governing body of each Originator, as in effect on the Effective Date, authorizing the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Originator;

            (ii) the Buyer shall have received duly executed certificates of the Secretary or an Assistant Secretary of each Originator, dated the Effective Date, and in form and substance reasonably satisfactory to the Buyer, certifying the names and true signatures of the officers authorized on behalf of such Originator to sign this Agreement and any instruments or documents in connection with this Agreement;

            (iii) each Originator shall have filed, at its own expense, UCC-1 financing statements with respect to the Receivables originated by such Originator and other Receivable Assets related thereto in such manner and in such jurisdictions as are necessary to perfect the Buyer's ownership interest therein under the UCC and delivered evidence of such filings to the Buyer; and all other action necessary, in the reasonable judgment of the Buyer, to perfect under the UCC (to the extent applicable) the Buyer's ownership of the Transferred Receivables originated by such Originator and other Receivable Assets related thereto shall have been duly taken;

            (iv) each Originator shall have delivered or transmitted to the Buyer, with respect to the Receivables originated by such Originator, a computer tape, diskette or data transmission reasonably acceptable to the Buyer showing, as of a date no later than the Effective Date, such information as the Buyer shall reasonably request relating to all Receivables to be transferred by such Originator to the Buyer on or prior to the Effective Date;

            (v) the Buyer shall have received reports of UCC-1 and other searches of each Originator with respect to the Receivables originated by such Originator and other Receivable Assets related thereto reflecting the absence of Adverse Claims thereon, except for Permitted Liens and Liens as to which the Buyer has received UCC termination statements;

            (vi) the Buyer shall be satisfied that each Originator's systems, procedures and record keeping relating to the Receivables originated by such Originator are sufficient and satisfactory in order to permit the purchase and administration of such Receivables in accordance with the terms and intent of this Agreement;

            (vii) a Lockbox Account shall have been established in the name of the Buyer and all Obligors with respect to Transferred Receivables shall have been directed to remit all payments with respect to such Transferred Receivables to the related Lockbox; and

            (viii) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request.

      Section 3.02. Conditions Precedent to All Transfers. The obligation of the Buyer to purchase any Receivable and other Receivable Assets on each Transfer Date (including the Effective Date) shall be subject to the further conditions precedent, which, other than conditions precedent relating to Purchase Termination Events set forth in Section 7.01(g) or (h), may be waived by the Buyer, that, on and as of such Transfer Date, the following statements shall be true (and the acceptance by each Originator of the Sale Price for such Receivable and other Receivable Assets on such Transfer Date shall constitute a representation and warranty by such Originator that on such Transfer Date the statements in clauses (i) and (ii) below are true):

            (i) the representations and warranties of each Originator contained in Sections 4.01 and 4.02 shall be true and correct on and as of such Transfer Date as though made on and as of such date, except insofar as such representations and warranties are expressly made only as of another date (in which case they shall be true and correct as of such other date);

            (ii) after giving effect to such purchase, no Purchase Termination Event or Potential Purchase Termination Event (including, without limitation, any event set forth in Section 7.01 (d)(ii)(A)) with respect to the applicable Originator shall have occurred and be continuing;

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

            (iii) after giving effect to such purchase, no Termination Event or Incipient Termination Event shall have occurred and be continuing; and

            (iv) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request; provided, however, that the failure of the applicable Originator to satisfy any of the foregoing conditions shall not prevent such Originator from subsequently selling Receivables originated by it and other Receivable Assets related thereto upon satisfaction of all such conditions.

      Section 3.03. Conditions Precedent to Each Originator's Obligations on the Effective Date. The obligations of each Originator on the Effective Date shall be subject to the conditions precedent, which may be waived by such Originator, that such Originator shall have received on or before the Effective Date the following, each dated the Effective Date and in form and substance satisfactory to such Originator:

            (i) a copy of duly adopted resolutions of the Board of Directors of the Buyer authorizing the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Buyer; and

            (ii) a duly executed certificate of the Secretary or Assistant Secretary of the Buyer certifying the names and true signatures of the officers or authorized representatives authorized on its behalf to sign this Agreement and the other documents to be delivered by it hereunder.

      Section 3.04. Conditions Precedent to All of Each Originator's Obligations. The obligation of each Originator to sell any Receivable and other Receivable Assets on any Transfer Date (including on the Effective Date) shall be subject to the further conditions precedent, which may be waived by such Originator, that, on the such Transfer Date, the following statement shall be true (and the payment by the Buyer of the Sale Price for such Receivable and other Receivable Assets on such Transfer Date shall constitute a representation and warranty by the Buyer on such Transfer Date that the statement in clause
(ii) below is true): after giving effect to such purchase, (i) no Purchase Termination Event set forth in Section 7.01(d) hereof shall have occurred and be continuing, and (ii) no Termination Event set forth in Section 9.01(d) of the Funding Agreement (as in effect on the date hereof and without giving effect to any amendment or supplement to, or modification or waiver of, or departure from, such paragraph unless, in each case, such Originator shall have consented thereto) shall have occurred and be continuing.

      Section 3.05. Condition Precedent to the Addition of an Originator. No direct or indirect Subsidiary approved by the Buyer as an additional Originator pursuant to Section 8.10 hereof shall be added as an Originator hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Originator (the "Originator Addition Date"):

            (i) the Buyer shall have received an executed copy of a supplement substantially in the form of Exhibit 3.05 hereto (each such supplement, an "Additional Originator Supplement"), duly executed and delivered by such Originator;

            (ii) the Buyer shall have received copies of duly adopted resolutions of the Board of Directors of such Originator, as in effect on the related Originator Addition Date, authorizing this Agreement, the other documents to be delivered by such Originator hereunder and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

            (iii) the Buyer shall have received duly executed certificates of the Secretary or an Assistant Secretary of such Originator, dated the related Originator Addition Date, and in form and substance reasonably satisfactory to the Buyer, certifying the names and true signatures of the officers authorized on behalf of such Originator to sign the Additional Originator Supplement or any instruments or documents in connection with this Agreement;

            (iv) a Lockbox Account with respect to Receivables to be sold by such Originator shall have been established in the name of the Buyer, or such Originator shall have become a party to an agreement governing an existing Lockbox Account pursuant to which such Originator shall transfer ownership of such Lockbox Account to the Buyer, and all Obligors with respect to such Receivables shall have been directed to remit payments with respect to such Receivables to such Lockbox Account or the related Lockbox;

            (v) such Originator shall have filed and recorded, at its own expense, UCC-1 financing statements (and other similar instruments) with respect to the Receivables and other Receivable Assets originated by such Originator in such manner and in such jurisdictions as are necessary to perfect the Buyer's ownership interest thereof under the UCC and delivered evidence of such filings to the Buyer on or prior to the related Originator Addition Date; and all other action necessary, in the reasonable judgment of the Buyer, to perfect the Buyer's ownership of the Transferred Receivables and other Receivable Assets originated by such Originator shall have been duly taken;

            (vi) such Originator shall have delivered or transmitted to the Buyer, with respect to the Receivables originated by it, a computer tape, diskette or data transmission reasonably acceptable to the Buyer showing, as of a date no later than five Business Days preceding the related Originator Addition Date, such information relating to all Receivables to be transferred by such Originator to the Buyer on the related Originator Addition Date as the Buyer shall request;

            (vii) the Buyer shall have received reports of UCC-1 and other searches of such Originator with respect to the Receivables and other Receivable Assets originated by such Originator reflecting the absence of Adverse Claim thereon, except for (i) Permitted Liens and (ii) Liens as to which the Buyer has received UCC termination statements to be filed on or prior to the related Originator Addition Date;

            (viii) the Buyer shall be satisfied that such Originator's systems, procedures and record keeping relating to the Transferred Receivables originated by such Originator and other Receivable Assets related thereto are sufficient and satisfactory in order to permit the purchase and administration of such Transferred Receivables and other Receivable Assets in accordance with the terms and intent of this Agreement;

            (ix) such Originator shall have delivered to the Buyer a duly executed copy of a Receivables Assignment;

            (x) in the case of the first Originator Addition Date, Ingram Micro shall have delivered to the Buyer and the Lender a duly executed copy of the Parent Agreement;

            (xi) the prior written consent of the Lender shall have been obtained; and

            (xii) the Buyer shall have received such other approvals, opinions or documents as the Buyer may reasonably request from such Originator.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 4.01. Representations and Warranties of the Originators. Ingram Micro as to itself and, where provided, its Significant Subsidiaries, and each other Originator as to itself only, represents and warrants as follows:

      (a) Organization; Powers. It (i) is a corporation, business trust or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in an Originator Material Adverse Effect and
(iv) has the corporate, trust or limited partnership, as applicable, power and authority to execute, deliver and perform its obligations under each of the Related Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

      (b) Authorization. The execution, delivery and performance by such Originator of each of the Related Documents to which such Originator is a party and the performance of the transactions contemplated hereby and thereby (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate, trust or partnership action, as applicable, and, if required, stockholder action and (ii) will not (A) violate (1) any Requirement of Law applicable to such Originator or (2) any provision of any Related Document or other material Contractual Obligation to which it is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, any Related Document or any other material Contractual Obligation except where any such conflict, violation, breach or default referred to in clause (A) or
(B), individually or in the aggregate, could not reasonably be expected to have an Originator Material Adverse Effect or (C) result in the creation or imposition of any Lien upon the Transferred Receivables or other Receivable Assets (other than Permitted Liens and any Lien created hereunder or contemplated or permitted hereby).

      (c) Enforceability. This Agreement has been duly executed and delivered by such Originator and constitutes, and each other Related Document to which such Originator is a party when executed and delivered by such Originator will constitute, a legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

      (d) Governmental Approvals. No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for (i) the filing of UCC financing statements, (ii) such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect and (iii) such actions, consents, approvals and filings the failure of which to obtain or make could not reasonably be expected to result in an Originator Material Adverse Effect.

      (e) Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Originator, threatened against such Originator or any Significant Subsidiary in respect of which there exists a reasonable possibility of an outcome that would result in an Originator Material Adverse Effect.

      (f) Judgments. Neither such Originator nor any Significant Subsidiary is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in an Originator Material Adverse Effect.

      (g) Agreements. Neither such Originator nor any Significant Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in an Originator Material Adverse Effect.

      (h) Contractual Obligations. Neither such Originator nor any Significant Subsidiary is in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in an Originator Material Adverse Effect.

      (i) Federal Reserve Regulations. Neither such Originator nor any Significant Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      (j) Use of Proceeds. No part of the proceeds from the sale of Receivables and other Receivable Assets hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

      (k) Investment Company Act. Such Originator is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act or any successor statute thereto.

      (l) Tax Returns. Such Originator and each Significant Subsidiary has filed or caused to be filed all material tax returns (Federal, State and local) and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it, except to the extent that such failure to file or nonpayment (i) is being contested in good faith or (ii) could reasonably be expected to result in an Originator Material Adverse Effect.

      (m) Employee Benefit Plans. Except to the extent failure to comply could not reasonably be expected to result in an Originator Material Adverse Effect, such Originator and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the IRC and the regulations and published interpretations thereunder. No Reportable Event has occurred or is reasonably expected to occur that, when taken together with all other such Reportable Events, could reasonably be expected to result in an Originator Material Adverse Effect.

      (n) Accounting Treatment. Such Originator will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect (other than for tax purposes) account for the transactions contemplated hereby, in a manner that is inconsistent with the Buyer's ownership interest in the Transferred Receivables and other Receivable Assets.

      (o) Indebtedness to Buyer. Immediately prior to consummation of the transactions contemplated hereby on the Effective Date, such Originator had no outstanding Debt to the Buyer other than amounts permitted by this Agreement.

      (p) Lockboxes. Set forth in Schedule 4.01(p) hereto is a complete and accurate description as of the Effective Date of each Lockbox Account currently maintained by such Originator. Each of the Lockbox Account Agreements is the valid and binding agreement of such Originator, enforceable against such Originator in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

      (q) Chief Executive Office; Jurisdiction of Organization. The offices at which such Originator keeps its records concerning the Transferred Receivables originated by it and other Receivable Assets related thereto either (x) are located as set forth on Schedule 4.01(q) hereto or (y) are in locations as to which such Originator has notified the Buyer in accordance with Section 5.06 hereof. The chief executive office and jurisdiction of organization of such Originator are listed opposite its name on Schedule 4.01(q), and neither the location of such chief executive office nor such jurisdiction of organization has changed in the past four months.

      (r) Bulk Sales Act. No transaction contemplated hereby with respect to such Originator requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

      (s) Names. The legal name of such Originator is as set forth in this Agreement. It has no trade names, fictitious names, assumed names or "doing business as" names except as set forth on Schedule 4.01(s).

      (t) Solvency. No Insolvency Event with respect to such Originator has occurred and the sale of the Receivables and other Receivable Assets by it to the Buyer has not been made in contemplation of the occurrence thereof. Both prior to and after giving effect to the transactions occurring on the Effective Date and after giving effect to each subsequent transaction contemplated hereunder, (i) the fair value of the assets of such Originator at a fair valuation will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Originator; (ii) the present fair salable value of the property of such Originator will be greater than the amount that will be required to pay the probable liability of such Originator on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Originator will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Originator will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. Such Originator does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

      (u) No Purchase Termination Event. As of the Effective Date, no Purchase Termination Event or Potential Purchase Termination Event with respect to such Originator has occurred and is continuing.

      (v) No Fraudulent Transfer. Such Originator is not entering into this Agreement with the intent (whether actual or constructive) to hinder, delay, or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Receivables and other Receivable Assets originated by it being transferred hereunder.

      (w) Collection Procedures. Such Originator has in place procedures which are either necessary or advisable to facilitate the timely collection of Receivables originated by it.

      (x) Fair Value. With respect to each Transferred Receivable and other Receivable Assets acquired by the Buyer hereunder, the Buyer has purchased such Transferred Receivable and other Receivable Assets from such Originator in exchange for payment in an amount which constitutes fair consideration and approximates fair market value for such Transferred Receivable and other Receivable Assets and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm's-length transaction between unaffiliated parties. Each sale by such Originator to the Buyer of a Transferred Receivable and other Receivable Assets has been made for "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of an "antecedent debt" (as such term is used in Section 547 of the Bankruptcy Code) owed by such Originator to the Buyer.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables and other Receivable Assets to Buyer, any subsequent assignment of the Transferred Receivables and other Receivable Assets by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

      Section 4.02. Representations and Warranties of the Originators Relating to the Receivables and other Receivable Assets. Each Originator hereby represents and warrants to the Buyer on each Transfer Date that with respect to the Receivables and other Receivable Assets originated by it being paid for as of such date:

      (a) Receivables Description. As of the Effective Date and each Subsequent Cut-Off Date, the computer tape, diskette or data transmission delivered or transmitted pursuant to Section 2.01(h) sets forth in all material respects an accurate and complete listing of all Receivables conveyed to the Buyer on or before the Effective Date or such Subsequent Cut-Off Date, as the case may be, and the information contained therein with respect to each such Receivable is true and correct as of the Effective Date or such Subsequent Cut-Off Date, as applicable. As of the Effective Date and each Subsequent Cut-Off Date, the aggregate amount of Receivables owned by such Originator is accurately set forth on such computer tape, diskette or data transmission.

      (b) No Adverse Claims. Each Receivable and other Receivable Assets existing on the Effective Date or, in the case of Receivables and other Receivable Assets transferred to the Buyer after the Effective Date, on the applicable Transfer Date, has been conveyed to the Buyer free and clear of any Adverse Claims, except for Permitted Liens.

      (c) Eligible Receivables. On the Effective Date, each Receivable identified in the Borrowing Base Certificate delivered on the Effective Date as an Eligible Receivable transferred to the Buyer is an Eligible Receivable on the Effective Date and, in the case of Receivables transferred to the Buyer after the Effective Date, each such Receivable that is identified in a Borrowing Base Certificate or a Monthly Report as an Eligible Receivable transferred to the Buyer on such later date is an Eligible Receivable on such later date.

      (d) Filings. All filings and other acts necessary (including but not limited to all filings and other acts necessary or advisable under the UCC) shall have been made or performed in order to grant the Buyer a first priority perfected ownership or security interest in respect of all Transferred Receivables and other Receivable Assets.

The representations and warranties described in this Section 4.02 shall survive the Transfer of the Transferred Receivables and other Receivable Assets to Buyer, any subsequent assignment of the Transferred Receivables and other Receivable Assets by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

      Section 4.03. Representations and Warranties of the Buyer. The Buyer represents and warrants as to itself as follows:

      (a) Organization; Powers. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not have a Borrower Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Related Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

      (b) Authorization. The execution, delivery and performance by the Buyer of each of the Related Documents and the performance of the Transactions (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (1) any Requirement of Law applicable to the Buyer or (2) any provision of any Related Document or any other Contractual Obligation to which the Buyer is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the pre-payment, repurchase or redemption of any obligation under any Related Document or any other Contractual Obligation or (C) result in the creation or imposition of any Adverse Claim upon the Transferred Receivables and other Receivable Assets (other than Permitted Liens).

      (c) Enforceability. This Agreement has been duly executed and delivered by the Buyer and constitutes, and each other Related Document to which the Buyer is a party when executed and delivered by the Buyer will constitute, a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its respective terms, subject (i) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors, rights generally, from time to time in effect and (ii) to general principles of equity whether enforcement is sought by a proceeding in equity or at law.

      (d) Accounting Treatment. The Buyer will not prepare any financial statements that shall account for the transactions contemplated hereby, nor will it in any other respect (other than for tax purposes) account for the transactions contemplated hereby, in a manner that is inconsistent with the Buyer's ownership interest in the Transferred Receivables and other Receivable Assets.

                                   ARTICLE V

                    AFFIRMATIVE COVENANTS OF THE ORIGINATORS

Each Originator hereby agrees that, so long as there are any amounts outstanding with respect to Transferred Receivables originated by it previously conveyed to the Buyer or until the occurrence of an Early Termination, whichever is later, such Originator shall:

      Section 5.01. Certificates; Other Information. Furnish to the Buyer:

      (a) not later than 120 days after the end of each fiscal year and not later than 90 days after the end of each of the first three fiscal quarters of each fiscal year, a certificate of a Responsible Officer of such Originator stating that, to the knowledge of such Responsible Officer (after due inquiry), such Originator during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Related

Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Purchase Termination Event or Potential Purchase Termination Event except as specified in such certificate; and

      (b) promptly, such additional financial and other information as the Buyer may from time to time reasonably request.

      Section 5.02. Compliance with Law and Credit and Collection Policy.

      (a) Comply with all Requirements of Law and material Contractual Obligations applicable to it except to the extent that non-compliance would not reasonably be likely to result in an Originator Material Adverse Effect.

      (b) Perform its obligations in accordance with the Credit and Collection Policy, as amended from time to time in accordance with the Related Documents, in regard to the Receivables originated by it.

      Section 5.03. Preservation of Existence. (a) Preserve and maintain its corporate trust or limited partnership existence, rights, franchises and privileges in the jurisdiction of its organization and (b) qualify and remain qualified in good standing as a foreign corporation, business trust or limited partnership in each jurisdiction where the nature of its business so requires, except where the failure so to qualify would not, individually or in the aggregate with other such failures, have an Originator Material Adverse Effect.

      Section 5.04. Separate Corporate Existence.

      (a) Maintain its deposit account or accounts, separate from those of the Buyer and ensure that its funds will not be diverted to the Buyer, nor will such funds be commingled with the funds of the Buyer;

      (b) To the extent that it shares any officers or other employees with the Buyer, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among it and the Buyer, and it and the Buyer shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees;

      (c) To the extent that it jointly contracts with the Buyer to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly between it and the Buyer and it and the Buyer shall bear their fair shares of such costs. To the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Buyer, the costs incurred in so doing shall be fairly allocated between it and the Buyer in proportion to the benefit of the goods or services each is provided, and it and the Buyer shall bear their fair shares of such costs. All material transactions between it and the Buyer, whether currently existing or hereafter entered into, shall be only on an arm's length basis;

      (d) Maintain office space separate from the office space of the Buyer (but which may be located at the same address as the Buyer). To the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses;

      (e) Issue financial statements separate from any financial statements issued by the Buyer;

      (f)   Not assume or guarantee any of the liabilities of the Buyer; and

      (g) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (x) to ensure that the assumptions and factual recitations set forth in the opinion of Davis Polk & Wardwell delivered pursuant to the Schedule of Documents with respect to issues of substantive consolidation and true-sale and absolute transfer, remain true and correct with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in such opinions remain true and correct with respect to the Buyer) and (y) to comply with those procedures described in such provisions that are applicable to it.

      Section 5.05. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Buyer upon reasonable advance notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours on any Business Day and as often as may reasonably be requested, subject to such Originator's security and confidentiality requirements and to discuss the business, operations, properties and financial condition of such Originator with officers and employees of such Originator. Any such examination or visit shall be at the cost and expense of the party or parties making such examination or visit.

      Section 5.06. Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the records concerning the Transferred Receivables and other Receivable Assets (and all original documents relating thereto), at the locations set forth on Schedule 4.01(q) hereto or upon 30 days' prior written notice to the Buyer, at such other locations in a jurisdiction where all action required by Section 5.13 shall have been taken and completed and be in full force and effect; provided, however, that the Lender shall be notified of any such changes in location.

      Section 5.07. Computer Files. At its own cost and expense, retain the ledger used by it as a master record of the Obligors and retain copies of all documents relating to each Obligor as custodian and agent for the Buyer and other Persons with interests in the Transferred Receivables originated by it and other Receivable Assets related thereto.

      Section 5.08. Obligations. Defend the right, title and interest of the Buyer and its assigns in, to and under the Receivables originated by it and other Receivable Assets related thereto, whether now existing or hereafter created, against all claims of third parties claiming through any Originator. Such Originator will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable originated by it and other Receivable Assets related thereto and will do nothing to materially impair the rights of the Buyer in such Receivable and other Receivable Assets.

      Section 5.09. Collections. Instruct each Obligor to make payments in respect of its Receivables to a Lockbox or a Lockbox Account or by wire transfer to the Collection Account and to comply in all material respects with procedures with respect to Collections reasonably specified from time to time by the Buyer. In the event that any payments in respect of any such Receivables are made directly to such Originator (including, without limitation, any employees thereof or independent contractors employed thereby), such Originator shall, within two Business Days of receipt thereof, deliver (which may be via regular mail) or deposit such amounts to a Lockbox, a Lockbox Account or the Collection Account and, prior to forwarding such amounts, such Originator shall hold such payments in trust as custodian for the Buyer and the Lender.

      Section 5.10. Furnishing Copies, Etc. Furnish to the Buyer:

      (a) within five Business Days of the Buyer's request, a certificate of the chief financial officer of such Originator or of the Servicer, on behalf of such Originator, certifying, as of the date thereof, to the knowledge of such officer, that no Purchase Termination Event has occurred and is continuing or if one has so occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

      (b) promptly after a Responsible Officer of such Originator obtains knowledge of the occurrence of any Purchase Termination Event or Potential Purchase Termination Event, written notice thereof;

      (c) promptly following request therefor, such other information, documents, records or reports regarding or with respect to the Transferred Receivables and other Receivable Assets, as the Buyer may from time to time reasonably request;

      (d) promptly upon determining that any Transferred Receivable originated by it designated as an Eligible Receivable on the applicable Borrowing Base Certificate or Monthly Report was not an Eligible Receivable as of the date provided therefor, written notice of such determination.

      Section 5.11. Responsibilities of the Originators. Notwithstanding anything herein to the contrary, (i) each Originator shall perform or cause to be performed all of its obligations under the Credit and Collection Policy related to the Transferred Receivables to the same extent as if such Transferred Receivables had not been transferred to the Buyer hereunder, (ii) the exercise by the Buyer of any of its rights hereunder shall not relieve such Originator of its obligations with respect to such Transferred Receivables and other Receivable Assets and (iii) except as provided by law, the Buyer shall not have any obligation or liability with respect to any Transferred Receivables and other Receivable Assets, nor shall the Buyer be obligated to perform any of the obligations or duties of such Originator thereunder.

      Section 5.12. Assessments. Pay before the same become delinquent and discharge all taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and governmental charges which are being contested in good faith and for which such Originator has set aside on its books adequate reserves.

      Section 5.13. Further Action. In addition to the foregoing:

      (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary in such Originator's reasonable judgment or that the Buyer may reasonably request, in order to protect the Buyer's right, title and interest in the Transferred Receivables and other Receivable Assets, or to enable the Buyer to exercise or enforce any of its rights in respect thereof. Without limiting the generality of the foregoing, each Originator will upon the request of the Buyer (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the opinion of the Buyer, advisable to protect the Buyer's security interest in the Receivables and other Receivable Assets and (ii) obtain the agreement of any Person having an Adverse Claim on any Receivables or other Receivable Assets owned by such Originator (other than any Permitted Lien) to release such Adverse Claim upon the purchase of any such Receivables or other Receivable Assets by the Buyer.

      (b) Until the termination of this Agreement, each Originator hereby irrevocably authorizes the Buyer to file one or more financing or continuation statements (and other similar instruments), and amendments thereto, relative to all or any part of the Transferred Receivables and other Receivable Assets sold or to be sold by such Originator without the signature of such Originator to the extent permitted by applicable law.

      (c) If any Originator fails to perform any of its agreements or obligations under this Agreement, following notice to such Originator detailing such delinquency, the Buyer may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of the Buyer incurred in connection therewith shall be payable by such Originator as provided in Section 8.02 hereof. The Buyer agrees promptly to notify the applicable Originator after any such performance; provided, however, that the failure to give such notice shall not affect the validity of any such performance.

      Section 5.14. Sale of Receivables and other Receivable Assets. Sell Receivables solely in accordance with the terms of this Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

Except as otherwise provided in Section 6.11 hereof, Ingram Micro and each other Originator, to the extent applicable to it, hereby agrees that, so long as there are any amounts outstanding with respect to Transferred Receivables originated by it previously transferred by such Originator to the Buyer or until an Early Termination with respect to such Originator, whichever is later, such Originator shall not, directly or indirectly:

      Section 6.01. Limitations on Transfers of Receivables and other Receivable Assets. At any time sell, transfer or otherwise dispose of any of the Receivables or other Receivable Assets related thereto except as contemplated by the Related Documents.

      Section 6.02. Extension or Amendment of Receivables. Extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Transferred Receivables, except (a) in accordance with the terms of the Credit and Collection Policy, (b) as required by any Requirement of Law applicable to such Originator or (c) in the case of Dilution Adjustments, upon making a Dilution Adjustment Payment pursuant to Section 2.05.

      Section 6.03. Change in Payment Instructions to Obligors. Instruct any Obligor of any Transferred Receivables to make any payments with respect to any Receivables other than, in accordance with Section 5.09 hereof, to a Lockbox, a Lockbox Account or by wire transfer to the Collection Account; provided, however, that subject to the consent of the Lender (which consent shall not be unreasonably withheld), it may execute additional Lockbox Agreements or establish additional Lockbox Accounts and instruct Obligors to make payments in respect of any Receivables to such additional accounts; provided, further, that subject to the consent of the Lender (which consent shall not be unreasonably withheld), any Originator may enter into any amendments or modifications of a Lockbox Agreement that such Originator reasonably deems necessary to conform such Lockbox Agreement to the cash management system of the Buyer or such Originator.

      Section 6.04. Change in Name. Change its name indicated on the public records of its jurisdiction of organization, use an additional name, or change the type of entity it is or its jurisdiction of organization, without 30 days' prior written notice to the Buyer and the Lender.

      Section 6.05. Credit and Collection Policy. Make any change or modification (or permit any change or modification to be made) in any material respect to the Credit and Collection Policy, except (i) if such changes or modifications are necessary under any Requirement of Law, or (ii) if the Lender has consented thereto (which consent shall not be unreasonably withheld).

      Section 6.06. Modification of Legend. Delete or otherwise modify the legend referred to in Section 2.01(h).

      Section 6.07. Accounting for Purchases. Prepare any financial statements which shall account for the transactions contemplated hereby (other than capital contributions and the Subordinated Notes contemplated hereby) in any manner other than as a sale of the Transferred Receivables and other Receivable Assets originated by such Originator to the Buyer or in any other respect account for or treat the transactions contemplated hereby (including for financial accounting purposes, except as required by law) (other than capital contributions and the Subordinated Notes contemplated hereby) in any manner other than as sales of the Transferred Receivables and other Receivable Assets originated by such Originator to the Buyer; provided, however, that this subsection shall not apply for any tax or tax accounting purposes.

      Section 6.08. Instruments. Take any action to cause any Receivable not evidenced by an "instrument" (as defined in the UCC as in effect in the State of New York or other similar statute or legislation) upon origination to become evidenced by an instrument, except in connection with the enforcement or collection of an overdue Receivable.

      Section 6.09. Ineligible Receivables. Without the prior written approval of the Buyer, take any action to cause, or which would permit, a Receivable that was designated as an Eligible Receivable on the applicable Transfer Date relating to such Receivable to cease to be an Eligible Receivable, except as otherwise expressly provided by this Agreement.

      Section 6.10. Business of such Originator. Fail to maintain and operate the business currently conducted by such Originator and business activities reasonably incidental or related thereto in substantially the manner in which it is presently conducted and operated if such failure would materially adversely affect the interests of the Buyer under the Related Documents.

      Section 6.11. Limitation on Fundamental Changes. Such Originator shall not enter into any merger or consolidate with another Person or sell, lease, transfer or otherwise dispose of assets constituting all or substantially all of the assets of such Originator and its consolidated Subsidiaries (taken as a whole) other than the assignments and transfers contemplated hereby to another Person or liquidate or dissolve unless:

      (a) either (i) such Originator is the surviving entity or (ii) the surviving Person (A) is organized and in good standing under a State of the United States or the District of Columbia and (B) assumes, upon consummation of such transaction without execution or filing of any paper or any further act on the part of any of the parties hereto other than an Originator, the performance of each of such Originator's covenants and obligations hereunder; and

      (b) it has delivered to the Lender an officer's certificate executed by a Vice President or other senior official of such Originator addressed to the Lender (i) stating that such consolidation, merger, conveyance or transfer complies with this Section 6.11 and (ii) further stating in the officer's certificate that all conditions precedent herein provided for relating to such transaction have been complied with.

                                  ARTICLE VII

                           PURCHASE TERMINATION EVENTS

      Section 7.01. Purchase Termination Events. If any of the following events (each, a "Purchase Termination Event") shall have occurred and be continuing with respect to an Originator:

      (a) such Originator shall fail to pay (i) any amount due under Article II hereof in accordance with the provisions hereof and such failure shall continue unremedied for a period of five Business Days or (ii) any other amount due hereunder in accordance with the provisions hereof and such failure shall continue unremedied for a period of five Business Days from the earlier to occur of (x) the date upon which a Responsible Officer of such Originator obtains knowledge of such failure or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Originator by the Buyer or the Lender; or

      (b) such Originator shall fail to observe or perform in any material respect any covenant or agreement applicable to it contained herein and such failure to observe or perform such covenant (other than as specified in subsection (a) of this Section 7.01) shall continue unremedied for a period of 30 consecutive days from the earlier of (i) the date on which such Originator obtains actual knowledge of such failure and (ii) the date on which such Originator receives notice of such failure from the Buyer, the Servicer or the Lender; or

      (c) any representation, warranty, certification or statement made or deemed made by such Originator in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made; provided that a Purchase Termination Event shall not be deemed to have occurred under this subsection (c) based upon a breach of any representation or warranty set forth in Section 4.02 if such Originator shall have complied with the provisions of Section 2.06 in respect thereof; or

      (d) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of such Originator in an involuntary case under the Bankruptcy Code or any Applicable Insolvency Law now or hereafter in effect, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law now or hereafter in effect and shall not be stayed; (ii)(A) an involuntary case is commenced against such Originator under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Originator, or over all or a substantial part of the property of such Originator, shall have been entered, an interim receiver, trustee or other custodian of such Originator for all or a substantial part of the property of such Originator is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of such Originator and (B) any event referred to in clause
(ii)(A) above continues for 60 days unless dismissed, bonded or discharged; provided, however, that such 60-day period shall be deemed terminated immediately upon the occurrence of any of the events referred to in this Section 7.01(d) other than those referred to in clause (ii)(A) above; (iii) such Originator shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the making by such Originator of any general assignment for the benefit of creditors; (v) the inability or failure of such Originator generally to pay its debts as such debts become due; or (vi) the Board of Directors of such Originator authorizes action to approve any of the foregoing; or

      (e) there shall have occurred and be continuing a Termination Event set forth in Section 9.01 of the Funding Agreement; or

      (f) a Responsible Officer of such Originator receives notice or is aware that a notice of Lien shall have been filed by the PBGC against such Originator under Section 412(n) of the IRC or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the IRC or Section 302(f) of ERISA applies unless there shall have been delivered to the Lender proof of release of such Lien; or

      (g) a Responsible Officer of such Originator receives notice or is aware that a Federal tax notice of Lien shall have been filed against such Originator unless there shall have been delivered to the Lender proof of release of such Lien;

then, (i) in the case of any Purchase Termination Event described in subsection
(e) above, the obligation of the Buyer to purchase Receivables and other Receivable Assets from the Originators shall thereupon automatically terminate without further notice of any kind, which is hereby waived by each Originator,
(ii) in the case of any Purchase Termination Event described in subsection (d),
(f) or (g) above, the obligation of the Buyer to purchase Receivables and other Receivable Assets from the Originators shall thereupon, after expiration of any applicable cure period, automatically terminate without further notice of any kind, which is hereby waived by each Originator and (iii) in the case of any other Purchase Termination Event, so long as such Purchase Termination Event shall be continuing and after expiration of any applicable cure period, the Buyer may terminate its obligation to purchase Receivables and other Receivable Assets from all of the Originators by written notice to each Originator (any termination pursuant to clause (i), (ii) or (iii) above is herein called an "Early Termination").

      Section 7.02. Remedies. (a) If a Purchase Termination Event has occurred and is continuing, the Buyer (and its assignees) shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC by applicable law in respect thereto.

      (b) Each Originator agrees that, upon the occurrence and during the continuation of a Purchase Termination Event under Section 7.01(d) or (e):

            (i) the Buyer (and its assignees) shall have the right at any time to notify, or require that such Originator, at such Originator's expense, notify, the respective Obligors of the Buyer's ownership of the Transferred Receivables and may direct that payment of all amounts due or to become due under the Transferred Receivables be made directly to the Buyer or its designee;

            (ii) the Buyer (and its assignees) shall have the right to (A) sue for collection on any Transferred Receivables or (B) sell any Transferred Receivables or other Receivable Assets to any Person for a price that is acceptable to the Buyer. If required by the terms of the UCC (or any other similar law applicable to the Receivables and other Receivable Assets), the Buyer (and its assignees) may offer to sell any Transferred Receivable and other Receivable Assets to any Person, together, at its option, with all other Receivables created by the same Obligor. Any Transferred Receivable and other Receivable Assets related thereto sold hereunder (other than pursuant to the Funding Agreement) shall cease to be a Receivable for all purposes under this Agreement as of the effective date of such sale;

            (iii) such Originator shall, upon the Buyer's written request and at such Originator's expense, (A) assemble all of such Originator's documents, instruments and other records (including credit files and computer tapes or disks) that (1) evidence or will evidence or record Receivables and other Receivable Assets transferred by such Originator and
      (2) are otherwise necessary or desirable to effect Collections of such Transferred Receivables (collectively, the "Documents") and (B) deliver the Documents to the Buyer or its designee at a place designated by the Buyer. In recognition of such Originator's need to have access to any Documents which may be transferred to the Buyer hereunder, whether as a result of its continuing business relationship with any Obligor for Receivables and other Receivable Assets purchased hereunder or as a result of its responsibilities as Servicer, the Buyer hereby grants to such Originator an irrevocable license to access the Documents transferred by such Originator to the Buyer and to access any such transferred computer software in connection with any activity arising in the ordinary course of such Originator's business or in performance of such Originator's duties as Servicer; provided that such Originator shall not disrupt or otherwise interfere with the Buyer's use of and access to the Documents and its computer software during such license period;

            (iv) such Originator hereby grants to the Buyer an irrevocable power of attorney (coupled with an interest) to take any and all steps in such Originator's name necessary or desirable, in the reasonable opinion of the Buyer, to collect all amounts due under the Transferred Receivables, including, without limitation, endorsing such Originator's name on checks and other instruments representing Collections, enforcing the Transferred Receivables and other Receivable Assets and exercising all rights and remedies in respect thereof; and

            (v) upon written request of the Buyer, such Originator will (A) deliver to the Buyer all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary for the immediate collection of the Transferred Receivables by the Buyer, with or without the participation of such Originator (excluding software licenses which by their terms are not permitted to be so delivered; provided that such Originator shall use reasonable efforts to obtain the consent of the relevant licensor to such delivery but shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the Buyer) and (B) make such arrangements with respect to the collection of the Transferred Receivables as may be reasonably required by the Buyer.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.01. Payments. Each cash payment to be made by the Buyer or any Originator hereunder shall be made on the required payment date and in immediately available funds at the office of the payee set forth on Schedule
8.07 hereto or to such other office as may be specified by either party in a notice to the other party hereto.

      Section 8.02. Costs and Expenses. Each Originator agrees (a) to pay or reimburse the Buyer for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Related Documents and any other documents prepared in connection herewith and therewith, the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, all reasonable fees and disbursements of counsel, (b) to pay or reimburse the Buyer for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any of the other Related Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Buyer, (c) to pay, indemnify, and hold the Buyer harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by such Originator in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold the Buyer harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (i) which may at any time be imposed on, incurred by or asserted against the Buyer in any way relating to or arising out of this Agreement or the other Related Documents or the transactions contemplated hereby and thereby or in connection herewith or any action taken or omitted by the Buyer under or in connection with any of the foregoing (all such other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements being herein called "Indemnified Liabilities") or (ii) which would not have been imposed on, incurred by or asserted against the Buyer but for its having acquired the Receivables and other Receivable Assets hereunder; provided, however, that such indemnity shall not be available to the extent that such Indemnified Liabilities result from the gross negligence or willful misconduct of the Buyer; provided, further, that such Originator shall have no obligation under this Section 8.02 to the Buyer with respect to Indemnified Liabilities arising from (i) any action taken or omitted to be taken by the Lender or the Buyer at the direction of the Lender in collecting from an Obligor or (ii) a default by an Obligor with respect to any Transferred Receivable (other than arising out of (x) any discharge, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Transferred Receivable (including, without limitation, a defense based on such Transferred Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise or services related to any such Transferred Receivable or the furnishing or failure to furnish such merchandise or services, (y) a failure by such Originator to perform its duties or obligations under this Agreement or (z) the sale of any Transferred Receivable that is designated on any Borrowing Base Certificate to be an Eligible Receivable and is determined to have been at the date of such sale an Ineligible Receivable or any Transferred Receivable which thereafter becomes subject to a Dilution Adjustment). The agreements in this
Section 8.02 shall survive the collection of all Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

      Section 8.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Originators and the Buyer and their respective successors (whether by merger, consolidation or otherwise) and assigns. Each Originator agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder without the prior written consent of the Buyer. acknowledges that the Buyer shall assign all of its rights hereunder to the Lender. Each Originator consents to such assignment and agrees that the Lender, to the extent provided in the Funding Agreement, shall be entitled to enforce the terms of this Agreement and the rights (including, without limitation, the right to grant or withhold any consent or, waiver) of the Buyer directly against such Originator, whether or not a Purchase Termination Event or a Potential Purchase Termination Event has occurred. Each Originator further agrees that, in respect of its obligations hereunder, it will act at the direction of and in accordance with all requests and instructions from the Lender until all Borrower Obligations are paid in full. The Lender shall have the rights of a third-party beneficiary under this Agreement.

      Section 8.04. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

      Section 8.05. Amendments and Waivers. Neither this Agreement nor any terms hereof may be amended, supplemented or modified except in a writing signed by the Buyer and each Originator. Any amendment, supplement or modification shall not be effective until the Lender shall have given its written consent thereto (which consent shall not be unreasonably withheld).

      Section 8.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 8.07. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, all of which shall be to the address or facsimile number set forth on
Schedule 8.07 hereto.

      Section 8.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Buyer.

      Section 8.09. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
TRIAL.

      (a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT

OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

      (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 7.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE, TO THE EXTENT PERMITTED

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BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO
RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING
OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP
ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      Section 8.10. Addition of Originators. Subject to the conditions precedent set forth in Section 3.05, from time to time one or more additional direct or indirect Subsidiaries of Ingram Micro may become an Originator hereunder and a party hereto. If any such Subsidiary wishes to become an Originator hereunder, it shall submit a request to such effect in writing to the Buyer. If the Buyer shall have agreed to any such request, such Subsidiary shall become an additional Originator hereunder and a party hereto on the related Originator Addition Date upon satisfaction of the conditions set forth in Section 3.05.

      Section 8.11. Termination of Originators. (a) Any Originator shall be terminated as an Originator hereunder by the Buyer on the date such Originator ceases to be a direct or indirect Subsidiary of Ingram Micro; provided that (i) the aggregate Outstanding Balance of Transferred Receivables sold by all Originators which so cease to be Subsidiaries at such time (together with the aggregate Outstanding Balance of Transferred Receivables sold by all Originators which have been terminated pursuant to this Section 8.11 within the preceding 90 days) shall not exceed 10% of the aggregate Outstanding Balance of all Transferred Receivables and (ii) no Purchase Termination Event or Potential Purchase Termination Event (other than with respect to the Originator so terminated) has occurred and is continuing, or would occur as a result thereof. From and after the date any such Originator ceases to be a direct or indirect Subsidiary of Ingram Micro, the Buyer shall cease buying Receivables and other Receivable Assets from such Originator. Each such Originator shall be released as an Originator party hereto for all purposes and shall cease to be a party hereto on the 91st day after the date on which there are no amounts outstanding with respect to Transferred Receivables previously transferred by such Originator to the Buyer, whether such amounts have been collected or written off in accordance with the Credit and Collection Policy, except to the extent of such Originator's continuing obligations under Section 8.11(c) below. Prior to such date, such Originator shall be obligated to perform its obligations hereunder and under the other Related Documents to which it is a party with respect to Transferred Receivables and other Receivable Assets previously sold by such Originator to the Buyer, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lockbox or Lockbox Account.

      (b) From time to time the Originators, or the Servicer on behalf of the Originators, may request in writing that the Buyer designate one or more Originators as Originators that shall cease to be parties to this Agreement; provided that no Purchase Termination Event or Potential Purchase Termination Event has occurred and is continuing, or would occur as a result thereof. Promptly after receipt of any such designation by the Buyer, the Originators shall either (i) elect not to terminate such designated Originators or (ii) select a date, which date shall not be later than 30 days after the date of receipt of such designation, as the "Sale Termination Date" for such designated Originators. From and after such Sale Termination Date, the Buyer shall cease buying Receivables and other Receivable Assets from such Originators. Each such Originator shall be released as an Originator hereunder and a party hereto for all purposes and shall cease to be a party hereto on the 91st day after the date on which there are no amounts outstanding with respect to Transferred Receivables and other Receivable Assets previously transferred by such Originator to the Buyer, whether such amounts have been collected or written off in accordance with the Credit and Collection Policy, except to the extent of such Originator's continuing obligations under
Section 8.11(c) below. Prior to such date, such Originator shall be obligated to perform its obligations hereunder and under the other Related Documents to which it is a party with respect to Transferred Receivables and other Receivable Assets previously sold by such Originator to the Buyer, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lockbox or Lockbox Account.

      (c) A terminated Originator shall have no obligation to repurchase any Transferred Receivables and other Receivable Assets previously sold by it to the Buyer on and after the 90th day following the date on which there are no amounts outstanding with respect to such Transferred Receivables, but will have continuing obligations with respect to such Transferred Receivables and other Receivable Assets (including making any Dilution Adjustment Payments, Originator Adjustment Payments and Originator Indemnification Payments and with respect to any Indemnified Liabilities) to the extent such obligations arise hereunder.

      Section 8.12. No Bankruptcy Petition. Each Originator, by entering into this Agreement, and any present or future holder of each Subordinated Note, by its acceptance thereof, covenants and agrees that, prior to the date which is one year and one day after the date of termination of this Agreement pursuant to
Section 8.13, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Applicable Insolvency Laws.

      Section 8.13. Termination. This Agreement will terminate at such time as
(i) the commitment of the Buyer to purchase Receivables and other Receivable Assets from all the Originators hereunder shall have terminated, (ii) all Receivables purchased hereunder have been collected, and the proceeds thereof turned over to the Buyer and all other amounts owing to the Buyer hereunder shall have been paid in full or, if Receivables sold hereunder have not been collected, such Receivables have become Defaulted Receivables and the Buyer shall have completed its collection efforts in respect thereto and (iii) the Termination Date shall have occurred; provided, however, that the indemnities of the Originators to the Buyer set forth in this Agreement shall survive such termination; provided, further, that, to the extent any amounts remain due and owing to the Buyer hereunder, the Buyer shall remain entitled to receive any Collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof. Notwithstanding anything to the contrary contained herein, if at any time any payment made by any Originator is rescinded or must be restored or returned by the Buyer as a result of any Insolvency Event with respect to such Originator, then such Originator's obligations with respect to such payment shall be reinstated as though such payment had never been made.

      Section 8.14. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 8.05.

      Section 8.15. Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

      Section 8.16. No Setoff. Each Originator's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer or the Lender, all of which rights are hereby expressly waived by such Originator for the term of this Agreement.

      Section 8.17. Confidentiality.

      (a) Except to the extent otherwise required by applicable law or regulation or subpoena or similar legal process, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities and Exchange Commission, or unless the Lender shall otherwise consent in writing, each Originator and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel or ratings agencies or credit insurance providers) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party.

      (b) Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer and the Lender (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law or regulation or subpoena or similar legal process, in which case such Originator shall consult with Buyer and the Lender prior to the issuance of such news release or public announcement. Any Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

      (c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators otherwise consent in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators and their respective Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Affected Party, any Originator or any party to whom information may be disclosed pursuant to Section 14.05 of the Funding Agreement, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or any Originator.

      Section 8.18. Further Assurances.

      (a) Each Originator shall, at its sole cost and expense, upon the reasonable request of Buyer or the Lender, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer or the Lender may reasonably request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable and other Receivable Assets held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document. Each Originator hereby authorizes Buyer and the Lender to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables and other Receivable Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator's receipt thereof and promptly delivered to Buyer.

If any Originator fails to perform any agreement or obligation under this
Section 8.18, Buyer or the Lender may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer or the Lender incurred in connection therewith shall be payable by such Originator upon demand of Buyer or the Lender.

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      IN WITNESS WHEREOF, the parties have caused this Receivables Sale
Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

                            INGRAM MICRO INC., individually and as an Originator

                            By /s/ P. Kurt Preising
                               -----------------------------------
                            Name P. Kurt Preising
                            Title Senior Director and Worldwide
                                  Assistant Treasurer

                            INGRAM FUNDING INC., as Buyer

                            By /s/ Kay Leyba
                               -----------------------------------
                            Name Kay Leyba
                            Title Assistant Treasurer